UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2014

CÜR MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-183760	99-0375741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2217 New London Turnpike
South Glastonbury, CT 06073
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (860) 430-1520

Copy to:

Adam S. Gottbetter, Esq.
Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY 10022

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On February 3, 2014, we filed a Current Report on Form 8-K (the “Form 8-K”) with the Securities and Exchange Commission (the “SEC”), to report our consummation of a contribution transaction (the “Contribution”) with Raditaz, LLC (“Raditaz”), and certain related transactions.  On March 31, 2014, we filed Amendment No. 1 to the Form 8-K (“Amendment No. 1”) with the SEC to respond to certain comments from the SEC and provide updates to certain reportable items.  This Amendment No. 2 to the Form 8-K is being filed to comply with the SEC’s request to amend the financial statements and pro forma financial information filed with Amendment No. 1 to give retroactive effect to the recapitalization resulting from the Contribution.  Item 9.01 of Amendment No. 1 is hereby amended to read in its entirety as set forth below.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

In accordance with Item 9.01(a), Raditaz’s audited financial statements as of, and for the year ended December 31, 2013 and 2012 are included in this Report beginning on Page F-1.

(b) Pro forma financial information.

In accordance with Item 9.01(b), unaudited pro forma condensed combined financial statements as of, and for the years ended, December 31, 2013 and 2012, and the accompanying notes are included in this Report beginning on Page F-21.

(d) Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Report, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Report and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit Number	Description

2.1
Contribution Agreement, dated as of January 28, 2014, by and among the Registrant, Raditaz, and the holders of a majority of Raditaz’s membership interests (incorporated by reference from Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 3, 2014)

3.1	Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Form S-1, File Number 333-183760, filed with the SEC on September 7, 2012)

3.2	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 3, 2014)

3.3	By-Laws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant’s Form S-1, File Number 333-183760, filed with the SEC on September 7, 2012)

4.1	Form of PPO Warrant of the Registrant (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 3, 2014)

4.2	Form of Broker Warrant of the Registrant (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 3, 2014)

10.1
Split-Off Agreement, dated as of January 28, 2014, by and among the Registrant, Peretz Yehudah Aisenstark and Yair Shofel, and Duane Street Split Corp., the Registrant’s wholly owned Delaware subsidiary (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 3, 2014)

10.2
General Release Agreement, dated as of January 28, 2014, by and among the Registrant, Peretz Yehudah Aisenstark and Yair Shofel, and Duane Street Split Corp., the Registrant’s wholly owned Delaware subsidiary (incorporated by reference from Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 3, 2014)

10.3
Indemnification Share Escrow Agreement, dated January 28, 2014 by and among the Registrant, Thomas Brophy, and Gottbetter & Partners, LLP, as escrow agent (incorporated by reference from Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 3, 2014)

10.4
Form of Lock-Up Agreement between the Registrant and the officers, directors and 10% stockholders of the registrant party thereto (incorporated by reference from Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 3, 2014)

10.5
Form of Securities Purchase Agreement between the Registrant and the investors party thereto (incorporated by reference from Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 3, 2014)

10.6
Revised Form of Securities Purchase Agreement between the Registrant and the investors party thereto (incorporated by reference from Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 17, 2014)

10.7
Subscription Escrow Agreement, dated as of December 30, 2013, among the Registrant, Gottbetter Capital Markets, LLC and CSC Trust Company of Delaware, as escrow agent (incorporated by reference from Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 3, 2014)

10.8
Amendment No. 1 to Subscription Escrow Agreement, dated January 31, 2014, among the Registrant, Gottbetter Capital Markets, LLC and CSC Trust Company of Delaware, as escrow agent (incorporated by reference from Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 17, 2014)

10.9
Amendment No. 2 to Subscription Escrow Agreement, dated March 13, 2014, among the Registrant, Gottbetter Capital Markets, LLC and CSC Trust Company of Delaware, as escrow agent (incorporated by reference from Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 17, 2014)

10.10
Placement Agency Agreement, dated December 30, 2013, between the Registrant and Gottbetter Capital Markets, LLC (incorporated by reference from Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 3, 2014)

10.11
Amendment No. 1 to Placement Agency Agreement, dated January 31, 2013, between the Registrant and Gottbetter Capital Markets, LLC (incorporated by reference from Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 17, 2014)

10.12
Amendment No. 2 to Placement Agency Agreement, dated March 13, 2013, between the Registrant and Gottbetter Capital Markets, LLC (incorporated by reference from Exhibit 10.9 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 17, 2014)

10.13
Form of Registration Rights Agreement, dated January 28, 2014, between the Registrant and the investors party thereto (incorporated by reference from Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 3, 2014)

10.14†
Employment Agreement, dated January 28, 2014, between the Registrant and Thomas Brophy (incorporated by reference from Exhibit 10.9 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 3, 2014)

10.15†
Consulting Agreement, dated January 28, 2014, between the Registrant and John A. Lack (incorporated by reference from Exhibit 10.10 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 3, 2014)

10.16†
Employment Agreement, dated March 11, 2014, between the Registrant and Gordon C. Mackenzie III (incorporated by reference from Exhibit 10.11 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 17, 2014)

10.17†	The Registrant’s 2014 Equity incentive Plan (incorporated by reference from Exhibit 10.11 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 3, 2014)

10.18	Form of Non-Qualified Stock Option Agreement of the Registrant (incorporated by reference from Exhibit 10.13 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 17, 2014)

10.19
Form of Side Letter between the Registrant and its pre-Contribution stockholders (incorporated by reference from Exhibit 10.15 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 3, 2014)

10.20
Services Agreement, dated March 11, 2014, between the Registrant and Wondersauce, LLC (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 17, 2014)

16.1
Letter from Dov Weinstein & Co. C.P.A. to the Securities Exchange Commission, dated February 27, 2014 (incorporated by reference from Exhibit 16.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 28, 2014)

21.1	Subsidiaries of Registrant (incorporated by reference from Exhibit 21.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 24, 2014)

† Management contract or compensatory plan or arrangement

CÜR MEDIA, INC.

FINANCIAL STATEMENTS

Table of Contents

Page Number
Report of Independent Registered Public Accounting Firm	F-2

Audited Financial Statements for the years ended December 31, 2013 and 2012 and the period from February 15, 2008 (Inception) through December 31, 2013

Balance Sheet	F-3

Statements of Operations	F-4

Statements of Changes in Stockholders’ Equity (Deficiency)	F-5

Statements of Cash Flows	F-6

Notes to Financial Statements	F-7

Pro Forma Financial Statements (Unaudited)

Pro Forma Combined Balance Sheet as of December 31, 2013	F-22

Pro Forma Combined Statements of Operations for the year ended December 31, 2013	F-23

Notes to Pro forma Condensed Combined Financial Statements	F-24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Raditaz, LLC

We have audited the accompanying balance sheets of Raditaz, LLC (the “Company”), a development stage company, as of December 31, 2013 and 2012, and the related statements of operations, changes in stockholders’ equity (deficiency), and cash flows for each of the two years ended December 31, 2013 and the period from February 15, 2008 (inception) to December 31, 2013. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Raditaz, LLC as of December 31, 2013 and 2012, and the results of its operations, stockholders’ equity (deficiency) and cash flows for each of the two years ended December 31, 2013 and the period from February 15, 2008 (inception) to December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has recurring losses and a working capital deficiency.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ FRIEDMAN LLP

East Hanover, NJ

March 31, 2014

Raditaz, LLC
(A Development Stage Company)
BALANCE SHEETS

	December 31,	December 31,
	2013	2012
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$-	$-
Prepaid Expenses	27,835	6,023
Other Current Assets	3,000	6,577
TOTAL CURRENT ASSETS	30,835	12,600

Property and Equipment, net	3,545	3,782
Intangibles and Other Assets	-	1,917

TOTAL ASSETS	$34,380	$18,299

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILIITES
Accounts Payable	$170,838	$211,764
Accrued Liabilities and Other Current Liabilities	236,426	58,440
Note Payable, Short-Term	175,000	9,643
TOTAL CURRENT LIABILITIES	582,264	279,847

Notes Payable, Long-Term	62,755	240,357
TOTAL LIABILITIES	645,019	520,204

STOCKHOLDERS’ DEFICIENCY
Common stock ($0.0001 par value; 9,604,164 and 6,751,335 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively)	960	675
Additional Paid-In-Capital	4,924,545	4,011,472
Deficit Accumulated During Development Stage	(5,536,144)	(4,514,052)
TOTAL STOCKHOLDERS’ DEFICIENCY	(610,639)	(501,905)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$34,380	$18,299

See accompanying notes to financial statements.

Raditaz, LLC
(A Development Stage Company)
STATEMENTS OF OPERATIONS

	For the Years Ended December 31,		Period from February 15, 2008 (Inception) to December 31,
	2013	2012	2013

REVENUES	$0	$8	$28,592

OPERATING EXPENSES
Research and Development	940,718	948,998	4,098,673
General and administrative	53,824	137,472	774,691
Impairment of Goodwill	-	-	634,799
Depreciation and amortization	4,734	20,947	125,072

TOTAL OPERATING EXPENSES	999,276	$1,107,417	5,633,235

OTHER INCOME (EXPENSE)
Interest Expense	(22,829)	(10,695)	(40,114)
Interest Income	13	285	8,613
Other Income	-	100,000	100,000

TOTAL OTHER INCOME (EXPENSE)	(22,816)	89,589	68,497

NET LOSS	$(1,022,092)	$(1,017,820)	$(5,536,144)

See accompanying notes to financial statements.

Raditaz, LLC
(A Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY) Period From February 15, 2008 (Inception) to December 31, 2013

	Common Stock		Additional Paid In	Deficit Accumulated During the Development
	Shares	Amount	Capital	Stage	Total

Balance, February 15, 2008	-	$-	$-	$-	$-
Issuance of Common Stock	604,468	60	99,940		100,000
Net Loss			-	(17,487)	(17,487)
Balance, December 31, 2008	604,468	60	99,940	(17,487)	82,513

Issuance of Common Stock	1,515,185	152	1,495,485		1,495,637
Stock Compensation Expense			27,816	-	27,816
Net Loss				(998,930)	(998,930)
Balance, December 31, 2009	2,119,653	212	1,623,241	(1,016,417)	607,036

Issuance of Common Stock	1,045,684	105	1,008,246	-	1,008,351
Stock Compensation Expense			51,679	-	51,679
Net Loss			-	(1,648,082)	(1,648,082)
Balance, December 31, 2010	3,165,337	317	2,683,166	(2,664,499)	18,984

Issuance of Common Stock	1,827,778	182	696,400	-	696,581
Stock Compensation Expense			56,737	-	56,737
Net Loss			-	(831,733)	(831,733)
Balance, December 31, 2011	4,993,115	499	3,436,303	(3,496,232)	(59,431)

Issuance of Common Stock	1,758,220	176	539,445	-	539,621
Stock Compensation Expense			35,725	-	35,725
Net Loss			-	(1,017,820)	(1,017,820)
Balance, December 31, 2012	6,751,335	675	4,011,472	$(4,514,052)	(501,905)

Issuance of Common Stock	2,852,829	285	836,515		836,800
Stock Compensation Expense			76,558		76,558
Net Loss				$(1,022,092)	(1,022,092)

Balance, December 31, 2013	9,604,164	$960	$4,924,545	$(5,536,144)	$(610,639)

See accompanying notes to financial statements.

Raditaz, LLC
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

	Years Ended December 31,		Period from February 15, 2008 (Inception) to December 31,
	2013	2012	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(1,022,092)	$(1,017,820)	$(5,536,144)
Adjustments to reconcile net loss to net cash provided by operating activities
Impairment of Goodwill	-	-	634,799
Depreciation and amortization	4,734	20,947	125,072
Non-cash stock compensation expense	76,558	35,724	260,569
Changes in assets and liabilities
Prepaid Expenses	(21,812)	25,274	(27,835)
Other Current Assets	3,577	(2,397)
Accounts Payable	(40,926)	190,546	170,838
Accrued Liabilities and Other Current Liabilities	177,986	(54,527)	236,427
Net cash used in operating activities	(821,974)	(802,253)	(4,136,274)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangible assets	-	-	(87,890)
Security Deposit	-	-	(3,000)
Purchases of property and equipment	(2,581)	(1,402)	(40,728)
Net cash used in investing activities	(2,581)	(1,402)	(131,618)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	-	250,000	250,000
Repayment of notes payable	(12,245)		(12,245)
Proceeds from issuance of common stock	836,800	539,621	3,744,616
Proceeds from issuance of demand note	-	-	285,521
Net cash provided by financing activities	824,555	789,621	4,267,892

NET INCREASE (DECREASE) IN CASH	-	(14,034)	-

CASH, BEGINNING OF PERIOD	-	14,034	-

CASH, END OF YEAR	$-	$-	$-

SUPPLEMENTAL CASH FLOW DISCLOSURES
Conversion of demand note into common stock	-	-	285,521

Issuance of common stock for SonicSwap, Inc. acquisition	-	-	$634,799

See accompanying notes to financial statements.

Raditaz, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2013 and 2012

Note 1 – Organization and Nature of Planned Business

Raditaz, LLC ( “Raditaz” or the “Company”) was formed in Connecticut on February 15, 2008. The Company was formed to develop a playlist sharing platform for the internet and mobile devices. The Company has since transitioned into a music streaming service and is developing CÜR, a hybrid internet radio and on-demand music streaming service.

On January 28, 2014, the members of Raditaz contributed their Raditaz membership interests (the “Contribution”) to CÜR Media, Inc. (formerly known as Duane Street Corp.) (“Pubco”) in exchange for approximately 10,000,000 shares of Pubco’s common stock, which resulted in Raditaz being a wholly owned subsidiary of Pubco. Each membership interest of Raditaz at the time of the Contribution was automatically converted into shares of Pubco’s common stock, with the result that the 39,249,885 Raditaz membership interests outstanding immediately prior to the Contribution were converted into approximately 10,000,000 shares of common stock outstanding immediately thereafter. The Contribution is considered to be a recapitalization of the Company which has been retrospectively applied to these financial statements for all periods presented .

Note 2 – Going Concern Uncertainty

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of the liabilities in the normal course of business and does not include any adjustments that might result from uncertainty about the Company’s ability to continue as a going concern.

The Company incurred a net loss of $1,022,092 and $1,017,820 in the years ending December 31, 2013 and 2012, respectively. As of December 31, 2013, the Company has a working capital deficit of approximately $550,000.  These matters raise reasonable doubt about the ability of the Company to continue as a going concern.

On January 28, 2014, the Company completed a contribution with a public shell company whereby all of the Company’s securities were exchanged for securities of the public shell company.  In addition, the Company completed a first closing of a private equity offering on January 28, 2014 whereby the Company raised $4.075 million in proceeds prior to the deduction of expenses related to the transaction.  In addition, the Company completed a second closing of a private equity offering March 14, 2014 whereby the Company raised $4.635 million in proceeds prior to the deduction of expenses related to the transaction.  On March 28, 2014 the Company completed a third closing of a private equity offering whereby the Company raised $970,245 in proceeds prior to the deduction of expenses related to the transaction.  The new capital will be used to fund ongoing operations of the successor company.  Based on management projections, the Company contemplates raising an additional $25-$30 million prior to the planned launch of CÜR, to implement the business plan, market CÜR, provide content license costs, and working capital.  This fundraising has not yet begun, and no specific terms have been set.  The Company plans to launch the CÜR music streaming product and platform in late 2014.

Management believes that it will be successful in obtaining sufficient financing to execute its operating plan.  However, no assurances can be provided that the Company will secure additional financing or achieve and sustain a profitable level of operations.  To the extent that the Company is unsuccessful in its plans, the Company may find it necessary to contemplate the sale of its assets and curtail operations.

Note 3 - Summary of Significant Accounting Policies

Development Stage

The Company is considered to be a development stage company, as defined by Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 915-10, in that the Company is devoting substantially all of its efforts to establishing a new business where planned principal operations have commenced, but no significant revenues have been derived from these operations.

Raditaz, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2013 and 2012

In addition, the Company’s developed technology may not be ready for commercialization until late 2014, if at all. The Company expects to continue to incur losses through commercialization and beyond as it anticipates significant expenditures on development, marketing and licensing content from music companies, while it attempts to grow the number of users subscribing to its service. The Company cannot predict when, if ever, it will become profitable.

Basis of Presentation

The financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). In the opinion of the Company's management, the financial statements include all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of the Company's financial position for the periods presented.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Research and Development Costs

All research and development costs, including costs to develop software used in the Company’s applications, which do not meet the criteria for capitalization, are expensed when incurred. FASB ASC Topic 730 requires companies involved in research and development activities to capitalize non-refundable advance payments for such services pursuant to contractual arrangements because the right to receive those services represents an economic benefit. Such capitalized advances will be expensed when the services occur and the economic benefit is realized. There were no capitalized research and development services at December 31, 2013 or 2012.

Property and equipment

Property and equipment is recorded at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets as follows:

Servers, computers and other related equipment	3 years

Office furniture and equipment	3-5 years

Leasehold improvements	Shorter of the estimated useful life of 5 years or the lease term

Property and equipment is reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate. If property and equipment are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair market value.

Raditaz, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2013 and 2012

Recently Issued Accounting Standards

There have been no recent accounting pronouncements or changes in accounting pronouncements during the year ended December 31, 2013, that are of material significance, or have potential material significance to the Company.

Income Taxes

The Company has elected under the Internal Revenue Code and similar provision of the Connecticut income tax law, to be a Limited Liability Company. Under those provisions, the Company does not pay corporate income taxes on its taxable income (other than income taxes computed on excess net passive income). Instead, the shareholders are liable for individual federal and state income taxes on their proportionate share of the Company’s taxable income or loss.

Stock Compensation

Stock-based payments made to employees, including grants of stock options, are recognized in the statements of operations based on their estimated fair values. The Company recognizes stock-based compensation for awards granted that are expected to vest, on a straight-line basis using the single-option attribution method over the service period of the award, which is generally four years. The Company generally estimates the fair value of employee stock options using the Black-Scholes valuation model. The determination of the fair value of a stock-based award is affected by the deemed fair value of the underlying share price on the grant date, as well as other assumptions including the risk-free interest rate, the estimated volatility of the Company's stock price over the term of the award, the estimated period of time that the Company expects employees to hold their stock options and the expected dividend rate.

Stock -based payments made to non-employees, including grants of stock options, are recognized in the statements of operations based on their estimated fair values. The fair value of these options will be re-measured on each reporting date until the options vest. The re-measured fair value will be recognized as compensation expense over the remaining vesting term of the options.

Uncertain Tax Positions

The Company applies the provisions of FASB ASC 740-10, Accounting for Uncertain Tax Positions, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The standard also provides guidance on de-recognition, classification, interest and penalties, and accounting in interim periods, disclosure and transitions.

The Company has concluded that there are no significant uncertain tax positions requiring recognition in the accompanying financial statements. The tax period that is subject to examination by major tax jurisdictions is from December 31, 2009 through December 31, 2012, for which the tax returns have been filed.

Raditaz, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2013 and 2012

In the event the Company was to receive an assessment for interest and/or penalties, it will be classified in the financial statements as selling, general and administrative expense when assessed.

Fair Value of Financial Instruments

Generally accepted accounting principles require disclosing the fair value of financial instruments to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

In assessing the fair value of financial instruments, the Company uses a variety of methods and assumptions, which are based on estimates of market conditions and risks existing at the time. For certain instruments, including cash and cash equivalents, accounts payable, and accrued expenses, it was estimated that the carrying amount approximated fair value because of the short maturities of these instruments. All debt is based on current rates at which the Company could borrow funds with similar remaining maturities and approximates fair value.

GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use on unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

Note 4 – Risks and Uncertainties:

The Company operates in an industry that is subject to rapid technological change and intense competition. The Company’s operations are subject to significant risk and uncertainties including financial, operational, technological, content licensing, regulatory and other risks including the potential for business failure.

Raditaz, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2013 and 2012

Note 5 - Property and Equipment

Property and equipment consisted of the following:

	For the Year Ended December 31,
	2013	2012

Servers, computers and other related equipment	$25,214	$22,634
Office furniture	5,374	5,374
Leasehold Improvements	10,139	10,139
Total property and equipment	40,727	38,147

Less accumulated depreciation	37,182	34,365

Total Property and Equipment	3,545	3,782

Depreciation expenses totaled $2,817 and $3,369 for the years ended December 31, 2013 and 2012, respectively. No impairments of property and equipment occurred or were recognized during the fiscal years ended December 31, 2013 and 2012.

Note 6 - Debt Instruments

On February 28, 2012, the Company entered into a convertible promissory drawdown note (“CI Note”) with Connecticut Innovations Incorporated (“CT Innovations”) for up to $150,000. The Company received $75,000 on February 28, 2012. The CI Note bears interest at 12% per annum, is due on February 28, 2014 and includes a provision whereby, after a qualified financing, as defined, CT Innovations may convert the amount outstanding under the CI Note, including principal and accrued interest into equity securities being sold by the Company, at a 25% discount to the offering price. No such qualified financing has occurred as of December 31, 2013. The note includes a provision whereby the lender can, at its sole discretion, demand payment in an amount equal to two times the principal and outstanding and unpaid interest as of the demand date upon the occurrence of a liquidation event or change of control event as defined in the CI Note. The Company received an additional $75,000 in connection with the CI Note on October 26, 2012. As of December 31, 2013 and 2012, the Company had $150,000 in principal recorded as Note Payable in the long-term and short-term liability section of the Company’s balance sheet, respectively. The CI Note is secured by a first priority security interest on all assets of the Company. Under the terms of the agreement, the CI Note was repaid in full with accrued interest on February 28, 2014.

On June 19, 2012, the Company entered into a promissory note (“State of CT Note”) with State of Connecticut Department of Economic and Community Development (“CT DECD”) for up to $100,000. The Company received $100,000 on June 19, 2012. The State of CT Note bears interest at 2.5% per annum. Commencing on the thirteenth month following the loan date and continuing on the first day of each month thereafter principal and interest shall be payable in 48 equal, consecutive monthly installments. The full principal and all accrued interest are due and payable on June 19, 2017. The Company also received a grant of $100,000 (“DECD Grant”) from CT DECD. The DECD Grant was recorded as other income for the year ended December 31, 2012. The Company and CT DECD also entered into a security agreement whereby the State of CT Note is secured by all properties, assets and rights of the Company. As of December 31, 2013 and 2012, the Company had $62,755 and $90,357 in principal recorded as Note Payable in the long-term sections of the Company’s balance sheet, respectively and $25,000 and $9,643 in short-term liability, respectively.

Raditaz, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2013 and 2012

Note 7 – Related Party Transactions:

The Company’s Chief Executive Officer paid personally certain expenses of the Company totaling $24,235 at December 31, 2013 and $10,421 at December 31, 2012, which is reported as other current liabilities.

Note 8 – Common Stock Warrants

As of December 31, 2013 and 2012, the Company had warrants outstanding to purchase 1,218,215 shares of the Company’s common stock at $0.544 per common share. Common Stock Warrant activity during the years ended December 31, 2013 and 2012 was as follows:

	Common Stock Warrants Outstanding
	Warrants Outstanding	Weighted-Average Exercise Price

Balance as of December 31, 2010	500,794	$0.54
Granted	717,421	0.54
Cancelled/Forfeited	-	-
Exercised	-	-
Balance as of December 31, 2011	1,218,215	0.54
Granted	-	-
Cancelled/Forfeited	-	-
Exercised	-	-
Balance as of December 31, 2012	1,218,215	0.54
Granted	-	-
Cancelled/Forfeited	-	-
Exercised	-	-
Balance as of December 31, 2013	1,218,215	$0.54

Raditaz, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2013 and 2012

The per-share fair value of each Common Stock Warrant was determined on the date of grant using the Black-Scholes pricing model using the following weighted average assumptions:

Year Ended December 31,
2011
Exercise price	$0.54
Expected life (years)	10
Risk-free interest rate	2.21%
Expected volatility	75.00%
Expected dividend yield	0%

On July 10, 2010, the Company issued a warrant for 9,442 of the Company’s Common Stock exercisable for $4.53 per common share.

Prior to January 28, 2014, the Common Stock Warrants detailed above were either exercised or cancelled. These transactions are discussed in Note 12 - Subsequent Events.

Note 9 – Common Stock

During 2013, the Company raised $836,800 by issuing 2,852,829 shares of the Company’s Common Stock at a price per share of $0.29332.

During 2012, the Company raised $539,621 by issuing 740,160 shares of the Company’s Common Stock at a price per share of $ 0.29332 and 1,018,060 shares of the Company’s Common Stock at a price per share of $0.31679.

Each common share has the right to one vote per share. The holders of common shares are also entitled to receive dividends as and when declared by the board of directors of the Company, whenever funds are legally available.

Note 10 - Stock-based Compensation Plans and Awards

Stock Compensation Plans

In November 2008, the board of directors of the Company adopted the 2008 Restricted Units Plan, as amended (the "2008 Plan"). The 2008 Plan provides for the issuance of restricted common shares (“options”). Common Shares reserved for issuance under the 2008 Plan as of December 31, 2013 and 2012 were 1,656,053.

Raditaz, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2013 and 2012

Under the 2008 Plan, the Company determines various terms and conditions of awards including option expiration dates (no more than ten years from the date of grant), vesting terms (generally over a four-year period), exercise price, and payment terms.

Certain of the Company’s options grants include a right to repurchase a terminated individual’s options at a repurchase price equal to the lower of the exercise price or the fair value of the stock options at the termination date, during the 18 months following the termination of an individual's service with the Company, for any reason.  During the years ended December 31, 2013 and 2012, the Company repurchased 10,191 and 32,455, respectively. No consideration was provided for the repurchases in either year as the fair value of  stock options at the termination date was estimated to be zero.

Options

Option activity during the years ended December 31, 2013 and 2012 was as follows:

	Options Outstanding
	Options Authorized	Outstanding Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term

Balance as of January 1, 2012	764,332	723,979	$0.16	6.2
Additional options authorized	891,721
Granted		917,199	$0.04
Cancelled/Forfeited		(40,764)	$0.04
Repurchased		(32,455)	$0.12
Balance as of December 31, 2012	1,656,053	1,567,958	$0.12	6.3
Exercisable December 31, 2012		581,062	$0.12
Additional options authorized
Granted		126,948	$0.71
Cancelled/Forfeited		(28,662)	$0.04
Repurchased		(10,191)	$0.35
Balance as of December 31, 2013	1,656,053	1,656,053	$0.31	6.0
Exercisable December 31, 2013		1,108,402	$0.47

Raditaz, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2013 and 2012

Summary information regarding the options outstanding and exercisable at December 31, 2013 is as follows:

	Outstanding			Exercisable
Range of Exercise Prices	Number Outstanding (in shares)	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable (in shares)	Weighted Average Exercise Price

$-	316,331	7.69	-	221,863	-

.04 -.60	1,131,982	8.30	0.04	691,735	0.04

.61 – 1.20	149,475	7.93	0.94	137,177	0.94

1.21 – 1.77	58,265	6.01	1.77	57,626	1.77
	1,656,053			1,108,401

Valuation of Awards

Under ASC 718, the weighted average grant date fair value of options granted was $0.71 and $0.04 for options granted in 2013 and 2012, respectively. The per-share fair value of each option was determined on the date of grant using the Black-Scholes model using the following weighted average assumptions:

	Fiscal Year Ended December 31,
	2013	2012
Exercise Price	0.43	0.04
Expected life (years)	6.40	6.25
Risk-free interest rate	1.30%	0.75%
Expected volatility	71.98%	75.25%
Expected dividend yield	0%	0%

The expected life of options granted represents the weighted average period that the options are expected to remain outstanding. The Company determined the expected life assumption based on the Company's historical exercise behavior combined with estimates of the post-vesting holding period. Expected volatility is based on historical volatility of peer companies in the Company's industry that have similar vesting and contractual terms. The risk free interest rate is based on the implied yield currently available on U.S. Treasury issues with terms approximately equal to the expected life of the option. The Company currently has no history or expectation of paying cash dividends on its common stock.

Raditaz, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2013 and 2012

Options to Non-Employees

The per-share fair value of options granted to non-employees is determined on the date of grant using the Black-Scholes option pricing model with the same assumptions as those used for employee awards with the exception of expected term. The expected term for non-employee awards is the contractual term of 10 years.

As of December 31, 2013 and 2012 a total of 234,968   options issued to non-employees were outstanding and 172,550 and 112,106, respectively, were vested.

During the years ended December 31, 2013 and 2012, the Company recorded $3,210 and $15,628, respectively, in stock-based compensation expenses related to option grants made to non-employees. As of December 31, 2013, total compensation cost related to stock options granted to non-employees but not yet recognized, was $10,470 which the Company expects to recognize over a weighted-average period of approximately 0.5 years. The fair value of these options will be re-measured each reporting date until the options vest. The re-measured fair value will be recognized as compensation expense over the remaining vesting term of the options.

Stock -based Compensation Expense

As of December 31, 2013, total compensation cost related to stock options granted, but not yet recognized, was $89,422 which the Company expects to recognize over a weighted-average period of approximately 1.8 years. Stock-based compensation expenses related to all employee and non-employee stock -based awards for the years ended December 31, 2013 and 2012 was as follows:

	For the Year Ended December 31,
	2013	2012
Stock -based compensation expenses
Research and Development	$26,730	$17,325
General and Administrative	49,828	18,399

Total stock -based compensation	$76,558	$35,724

Note 11 – Claim Settlement

On April 12, 2011 a claim was made and a lawsuit was filed by a former employee of the Company that the Company owed the individual compensation in the amount of $80,000 as a result of the former employee’s termination. The claim and the lawsuit were settled in February of 2012 for $75,000 whereby the plaintiff released the Company from any and all liability.

Note 12 – Subsequent Events:

The Company’s management has evaluated the effects of events occurring subsequent to December 31, 2013 and through the date these financial statements were available to be issued, and has determined that no events have occurred that would require adjustment to, or disclosure in, the accompanying financial statements, except as described below.

Raditaz, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2013 and 2012

Preferred and Common Membership Warrants:

Warrants to purchase 722,426 Series AAA Preferred Membership Interests (186,091 common shares as adjusted for the recapitalization) were exercised on January 17, 2014 for proceeds of $99,695. Prior to the Contribution of Raditaz membership interests discussed below, the remaining warrants exercisable into Series AAA Preferred Membership Interests for 4,006,816 underlying interests (1,032,123 common shares as adjusted for the recapitalization) and warrants exercisable into Common Membership Interests for 95,000 underlying interests (9,442 common shares as adjusted for the recapitalization) were cancelled.

Contribution of Raditaz Membership Interests

On January 28, 2014, the members of Raditaz, contributed their Raditaz membership interests (the “Contribution”) to Duane Street Corp. in exchange for approximately 10,000,000 shares of Duane Street Corp.’s common stock, which resulted in Raditaz being a wholly owned subsidiary of Duane Street Corp. Each membership interest of Raditaz, LLC at the time of the Contribution was automatically converted into shares of Duane Street Corp. common stock, with the result that the 39,249,885 membership interests outstanding immediately prior to the Contribution were converted into approximately 10,000,000 shares of common stock outstanding immediately thereafter.

As a result of the Contribution, Duane Street Corp. discontinued its pre-Contribution business and acquired the business of the Company and will continue the existing business operations of the Company as a publicly-traded company.

Concurrently with the closing of the Contribution and in contemplation of the Contribution, the Company held a closing of its private placement offering (“PPO”) of 4,075,036 units of its common stock, at a price of $1.00 per unit, for gross proceeds (before deducting commissions and expenses of the PPO) of $4,075,036. Each unit purchased included one five-year warrant to purchase one share of common stock at $2.00 per share for a term of five years. Investors in the units have weighted average anti-dilution protection with respect to the shares of common stock included in the units if within 24 months after the final closing of the PPO the Company issues additional shares of common stock, or common stock equivalents (subject to customary exceptions, including but not limited to issuances of awards under the Company’s 2014 Plan) for consideration per share less than $1.00. The PPO warrants have weighted average anti-dilution and price protection, and a cashless exercise provision, which are subject to customary exceptions. The closing of this PPO and the closing of the Contribution were conditioned upon each other.

The PPO was made to certain accredited investors and non-U.S. Persons for a minimum of $4,000,000 through the sale of 4,000,000 units, and a maximum of $7,000,000 through the sale of 7,000,000 units. Each unit is comprised of one share of common stock and a warrant to purchase one share of common stock for a term of five years. The initial PPO included an additional 1,000,000 unit over-allotment to be sold for $1,000,000 in the event the PPO was oversubscribed

The PPO was conducted on a “best efforts” basis. Duane Street agreed to pay the placement agent in the offering, Gottbetter Capital Markets, LLC., a registered broker-dealer, a cash commission of 10% of the gross funds raised from investors in the PPO. In addition, the placement agent received warrants exercisable for a period of ten (10) years to purchase a number of shares of Common Stock equal to 10.0% of the number of shares of common stock sold to investors introduced by it, with a per share exercise price of $1.00. The Company was also required to reimburse the placement agent $25,000 for legal expenses incurred in connection with the PPO.

Raditaz, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2013 and 2012

As a result of the foregoing, the placement agent, and its sub-agent, was paid an aggregate commission of $407,504 and was issued warrants to purchase 407,504 shares of the Company’s common stock. The net proceeds received from the PPO of $3,256,782 after deducting estimated placement agent commissions and other offering expenses.

Effective as of March 13, 2014, the Company increased the over-allotment option (the "Over-Allotment Option") for the PPO from 1,000,000 units of its securities to 3,000,000 units, such that the maximum aggregate number of units that may be sold in the PPO, including the Over-Allotment Option, is 10,000,000 units.

On March 14, 2014, the Company consummated a second closing (the "Second Closing") of the PPO, in connection with which the Company issued and sold approximately 4,635,019 additional units, at a purchase price of $1.00 for gross proceeds (before deducting commissions and expenses of the PPO) of $4,635,019. Each unit purchased included one five-year warrant to purchase one share of common stock at $2.00 per share.

As a result of the foregoing, the net proceeds received from the PPO were $4,088,886 after deducting estimated placement agent commissions and other offering expenses. The Company paid the placement agent, and its sub-agent, cash commissions of an aggregate of 10% of funds raised, and issued to it, and its sub-agent, warrants to purchase a number of shares of Common Stock equal to an aggregate of 10% of the number of shares of Common Stock included in the Units sold in the PPO, with a term of five (5) years and an exercise price of $1.00 per share.

On March 28, 2014, the Company consummated a third and final closing of the PPO, in connection with which the Company issued and sold approximately 970,245 additional Units at the PPO Price of $1.00 for gross proceeds (before deducting commissions and expenses of the PPO) of $970,245. Each unit purchased included one five-year warrant to purchase one share of common stock at $2.00 per share.

The placement agent for the PPO, and its sub-agent, were paid an aggregate commission of approximately $97,030 and were issued warrants to purchase an aggregate of approximately 97,030 shares of the Company's Common Stock, with a term of five (5) years and an exercise price of $1.00.

Thomas Brophy Employment Agreement

On January 28, 2014, Duane Street entered into an Employment Agreement (the “Employment Agreement”) with Thomas Brophy, pursuant to which he will serve as the Company's President, Chief Executive Officer, interim Chief Financial Officer and Treasurer. The Employment Agreement has an initial term through December 31, 2015, which term shall be automatically extended for successive one-year periods unless terminated by either party on at least three months’ advance written notice. In consideration for his services, Mr. Brophy will earn an initial annual base annual salary of $250,000 (“Base Salary”), and is entitled to receive a minimum annual bonus in amount of $50,000 (“Annual Bonus”).

In the event of Mr. Brophy’s death or Disability, as such term is defined in the Employment Agreement, the Company will pay him for any unreimbursed expenses incurred, accrued but unpaid then current Base Salary and Annual Bonus and other accrued but unpaid employee benefits as provided in the Employment Agreement, in each case through the date of termination (the “Accrued Amounts”), for a period of six months following such death or Disability.

If Mr. Brophy’s employment is terminated by the Company for a reason other than Cause, as such term is defined in the Employment Agreement, or by Mr. Brophy for Good Reason, as such term is defined in the Employment Agreement, and subject to Mr. Brophy's compliance with other terms of the Employment Agreement, then the Company will pay him (i) the Accrued Amounts, (ii) a lump sum payment equal to eighteen (18) months’ Base Salary, which payment will be made on the 60th day following the date of termination, and (iii) if Mr. Brophy elects to continue his medical coverage under COBRA, the Comapny shall pay for coverage under COBRA for eighteen (18) months following the date of termination.

Raditaz, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2013 and 2012

If Mr. Brophy voluntarily terminates the Employment Agreement, or the Company terminate his employment for Cause, than he shall be entitled to receive the Accrued Amounts.

The Employment Agreement contains non-competition, non-solicitation and confidentiality covenants of Mr. Brophy.

John A. Lack Consulting Agreement

On January 28, 2014, the Company entered into a Consulting Agreement with John A. Lack, Chairman of the Company's Board (the “Consulting Agreement”), pursuant to which Mr. Lack will provide strategic advisory services to the Company on an independent contractor basis. The Consulting Agreement has a term of 12 months. The services to be provided by Mr. Lack include, but are not limited to, the following:

•	Assist with the development and execution of the Company’s brand, marketing and sales strategies;

•	Assist with development of the design of the user interface and user experience of Company’s applications, including (amongst others) the Company’s music streaming application;

•	Use existing relationships with music companies, including Universal Music Group, Sony Music Entertainment, Warner Music Group (among others) to negotiate licensing arrangements for the Company;

•	Advise on the selection and hire of senior executives for the Company; and

•	Assist the Company in its financing activities.

In connection with the Consulting Agreement, the Company is paying Mr. Lack at the annual rate of $125,000 payable in equal monthly installments. The Company also granted him 4-year non-statutory stock options to purchase 400,000 shares of the Company's Common Stock, exercisable, upon vesting, at a price of $1.00 per share. Mr. Lack shall also be entitled to receive 4-year options to purchase up to an additional 400,000 shares of the Company's Common Stock at a purchase price based upon value of the Company's Common Stock on the date of grant, which shall be granted upon the achievement of certain milestones of the Company to be determined by the Company's Board.

Duane Street Corp. and Raditaz, LLC
(A Development Stage Company)
Proforma Financial Statements
(Unaudited)

The following unaudited proforma financial information has been prepared to illustrate the effect of Raditaz, LLC’s reverse acquisition of CÜR Media, Inc. (formerly known as Duane Street Corp.). The unaudited proforma information has been prepared treating the transaction as a reverse merger whereby Raditaz, LLC is the acquirer for accounting purposes.

The following unaudited proforma combined balance sheet assumes the related transaction described in the notes hereto had occurred on the date for the period presented. The unaudited proforma combined balance sheet as of December 31, 2013 is based on the audited historical balance sheet of Raditaz, LLC and the audited historical balance sheet of CÜR Media, Inc. as of December 31, 2013 as filed in its Annual Report on Form 10-K filed March 31, 2014.

The following unaudited proforma combined statement of operations for the year ended December 31, 2013 assumes the related transaction described in the notes hereto had occurred at the beginning of the calendar year presented. The statement is based on the audited statement of operations of Raditaz, LLC for the year ended December 31, 2013. The audited statement of operations of CÜR Media, Inc. for the year ended December 31, 2013 is based on its statement of operations as filed in its Annual Report on Form 10-K filed March 31, 2014.

The proforma combined statements of operations give effect to the merger as if it occurred at the beginning of each period presented. These unaudited proforma combined financial statements are prepared by management for informational purposes and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated as of the dates presented, and should not be taken as representative of future consolidated results or operations of financial position of the Company.

CÜR Media, Inc. (Formerly Duane Street Corp.)
and
Raditaz, LLC
(A Development Stage Company)
Proforma Combined Balance Sheets
As of December 31, 2013 (Unaudited)

	Raditaz, LLC	CÜR Media, Inc.	Adjustments	Notes	Pro Forma

ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$-	$11,292	$8,300,830	(1,2,3)	$8,312,122
Prepaid Expenses	27,835	1,500	(1,500)	(1)	27,835
Other Current Assets	3,000	-	-		3,000
TOTAL CURRENT ASSETS	30,835	12,792	8,299,330		8,342,957

Property and Equipment, net	3,545	-	-		3,545

TOTAL ASSETS	$34,380	$12,792	$8,299,330		$8,346,502

LIABILITIES AND MEMBERS' DEFICIENCY

CURRENT LIABILIITES
Accounts Payable	$170,838	$500	$(500)	(1)	$170,838
Accrued Liabilities and Other Current Liabilities	236,426	-	-		236,426
Note Payable, Short-Term	175,000	-	-		175,000
TOTAL CURRENT LIABILITIES	582,264	500	(500)		582,264

Notes Payable, Long-Term	62,755				62,755
TOTAL LIABILITIES	645,019	500	(500)		645,019

STOCKHOLDERS EQUITY
Common Stock	960	2,898	(1,539)	(1,2,3)	2,319
Additional Paid-In-Capital	4,924,545	55,002	2,719,617	(1,2,3)	7,699,163
Deficit Accumulated During the Development Stage	(5,536,144)	(45,608)	5,581,752	(1)	-
TOTAL STOCKHOLDERS EQUITY (DEFECIT)	(610,639)	12,292	8,299,830		7,701,483

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY (DEFECIT)	$34,380	$12,792	$8,299,330		$8,346,502

CÜR Media, Inc. (Formerly Duane Street Corp. )
and
Raditaz, LLC
(A Development Stage Company)
Proforma Combined Statement of Operations
For the Year Ended December 31, 2013

	Raditaz, LLC	CÜR Media, Inc.	Adjustments	Notes	Pro Forma

REVENUES	$-	$-	$-		$-

EXPENSES
Research and Development	940,718	-	-		940,718
General and administrative	53,824	23,803	(23,803)	(1)	53,824
Depreciation and amortization	4,734	-	-		4,734

TOTAL EXPENSES	999,276	23,803	(23,803)		$999,276

OTHER INCOME (EXPENSE)
Interest Expense	(22,829)	-	-		(22,829)
Interest Income	13	-	-		13
Other Income	-	-	-		-

TOTAL OTHER INCOME (EXPENSE)	(22,816)	-	-		(22,816)

NET LOSS	$(1,022,092)	$(23,803)	$23,803		$(1,022,092)

PER SHARE INFORMATION - BASIC AND FULLY DILUTED (Note 4):

Weighted average shares outstanding					9,699,501

Net loss per share, basic and fully diluted					$(0.11)

Duane Street Corp. and Raditaz, LLC
(A Development Stage Company)
Notes to Proforma Combined Financial Statements
(Unaudited)

Note 1. Contribution Transaction

On January 28, 2014, the members of Raditaz, LLC (“Raditaz” or the “Company”) contributed their Raditaz membership interests (the “Contribution”) to CÜR Media, Inc. (formerly known as Duane Street Corp.) (“CÜR Media” or the “Parent”) in exchange for approximately 10,000,000 shares of CÜR Media’s common stock making Raditaz a wholly owned subsidiary of CÜR Media. Each membership interest of Raditaz at the time of the Contribution was automatically converted into shares of CÜR Media, Inc. common stock, with the result that the 39,249,885 membership interests outstanding immediately prior to the Contribution was converted into approximately 10,000,000 shares of common stock outstanding immediately thereafter. The Contribution is considered to be a recapitalization of the company which has been retrospectively applied to these financial statements for all periods presented.

For financial reporting purposes, the transaction will be accounted for as a “reverse merger” rather than a business combination, because the sellers of the Company effectively control the combined companies immediately following the transaction. As such, the Company is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is being treated as a reverse acquisition by the Company. Accordingly, the assets and liabilities and the historical operations that will be reflected in Parent’s ongoing financial statements will be those of the Company and will be recorded at the historical cost basis of the Company. All of Parent’s assets and liabilities were split off as part of the transaction and results of operations will be those of the Company after consummation of the transaction. Parent’s historic capital accounts and retained earnings will be retroactively adjusted to reflect the equivalent number of shares issued by it in the transaction while the Company’s historical retained deficit will be carried forward. The historical financial statements of Parent before the transaction will be replaced with the historical financial statements of the Company before the transaction in all future filings with the Securities and Exchange Commission, or SEC.

In connection with the Contribution, Parent transferred all of its pre- Contribution operating assets and liabilities to its wholly-owned special-purpose subsidiary, Duane Street Split Corp., Inc., a Delaware corporation (“Split-Off Subsidiary”), formed on January 10, 2014. Thereafter, pursuant to the Split-Off Agreement, the Parent transferred all of the outstanding shares of capital stock of Split-Off Subsidiary to Peretz Yehuda Aisenstark and Yair Shofel, the pre-Contribution majority stockholders of the Parent, and former officers and directors of the Parent (the “Split-Off”), in consideration of and in exchange for: (i) the surrender and cancellation of an aggregate of 24,755,859 shares of the Parent's Common Stock held by Mr. Aisenstark and Ms. Shofel (which were cancelled and will resume the status of authorized but unissued shares of the Parent's Common Stock), and; (ii) certain representations, covenants and indemnities.

The Split-Off Agreement resulted in the reduction of all assets, liabilities and retained earnings of Parent in the proforma financial statements and an adjustment to the Company’s common stock value of $9.09 to give effect to the 24,755,859 shares split off and 715,279 shares canceled as outlined on the proforma financial statements.

Note 2. Financing Transaction

Concurrently with the closing of the Contribution and in contemplation of the Contribution, the Parent held a closing of its private placement offering (“PPO”) of 4,075,036 shares of its common stock, at a price of $1.00 per share, for gross proceeds (before deducting commissions and expenses of the PPO) of $4,075,036. Each share purchased included one five-year warrant to purchase one share of common stock at $2.00 per share. The closing of this PPO and the closing of the Contribution were conditioned upon each other. The net proceeds received from the PPO of $3,256,782 has been reflected as an increase to cash, common stock and additional paid-in-capital.

Duane Street Corp. and Raditaz, LLC
(A Development Stage Company)
Notes to Proforma Combined Financial Statements
(Unaudited)

The Parent consummated a second closing (the "Second Closing") of the PPO, in connection with which the Parent issued and sold approximately 4,635,019 additional units, at a purchase price of $1.00 for gross proceeds (before deducting commissions and expenses of the PPO) of $4,635,019. Each unit purchased included one five-year warrant to purchase one share of common stock at $2.00 per share.

The Parent consummated a third closing (the "Third Closing") of the PPO, in connection with which the Parent issued and sold approximately 970,245 additional units, at a purchase price of $1.00 for gross proceeds (before deducting commissions and expenses of the PPO) of $970,245. Each unit purchased included one five-year warrant to purchase one share of common stock at $2.00 per share.

Note 3. Equity Transactions

Through a private placement, Raditaz issued 209,755 shares of common stock at $ 0.29 per share on various dates subsequent to  year end, resulting in gross proceeds of $61,526. Warrants to purchase 186,091 shares of common stock were exercised for proceeds of $99,695.

Note 4. Earnings Per Share

The proforma weighted average shares outstanding gives effect to the issuance of approximately 10,000,000 shares of common stock in connection with the Contribution as if the share issuances had occurred on the date that each membership interests was issued during the periods presented and the 3,509,721 shares outstanding in Parent post-Contribution and Split-Off.

The effect of any potentially dilutive instruments including the convertible Series A preferred stock warrants and options were anti-dilutive. Therefore, dilutive earnings per share is equivalent to basic earnings per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CÜR MEDIA, INC.

Dated: April 23, 2014	By:	/s/ Thomas Brophy
	Name:	Thomas Brophy
	Title:	Chief Executive Officer